Seer Reports First Quarter 2023 Financial Results
Grew revenue 22% year-over-year with continued growth in installed base and an increasing number of customer presentations and publications

REDWOOD CITY, Calif. May 9, 2023 – Seer, Inc. (Nasdaq: SEER), a life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the first quarter ended March 31, 2023.

“We started the year off strong with continued growth in our installed base and progress against our strategic objectives. It is exciting to see the Proteograph enable breakthrough science, with increasing data demonstrating its power, extensibility, and catalyzation of new applications,” said Omid Farokhzad, CEO and President. “We are seeing more data being generated by our customers, the initiation of larger studies, and the first customer publications make their way through the peer-review process. We expect this momentum to continue throughout the year as more customers adopt the technology and scale their use of the platform.”

Recent Highlights
•Achieved revenue of $4.1 million for the first quarter of 2023, an increase of 22% over the prior year period
•Announced the first protein quantitative trait loci, or pQTL, customer manuscript, demonstrating the association of genetic variants with protein variants at peptide-level resolution in healthy and diabetic patients, now available as a pre-print on BioRxiv
•Announced a peer-reviewed article published in PLOS ONE, which shows the advantage of multiple peptide measurements per protein over single protein measurements, using them to identify examples of previously unknown differential protein isoform abundance in lung cancer vs. healthy controls
•Presented ten posters at the US Human Proteome Organization conference highlighting the Proteograph Product Suite, including customer data on COVID-19 vaccine response and a robust, high-throughput method for deep plasma proteomics

First Quarter 2023 Financial Results
Revenue was $4.1 million for the three months ended March 31, 2023, a 22% increase from $3.3 million for the three months ended March 31, 2022. The increase was primarily due to increased sales of consumable kits related to the Proteograph Product Suite. Product-related revenue for the first quarter of 2023 was $3.6 million, including $1.3 million of related party revenue, and consisted of sales of SP100 instruments, consumable kits and platform evaluations. Service revenue was $0.1 million and grant and other revenue was $0.3 million.

Gross profit, inclusive of grant and other revenue, was $2.1 million and gross margin was 51% for the first quarter of 2023.

Operating expenses were $29.5 million for the first quarter of 2023, including $8.7 million of stock-based compensation, an increase of 18%, as compared to $25.0 million, including $8.1 million of stock-based compensation, for the corresponding prior year period. The increase in expenses was driven by increased employee compensation and other related expenses, including stock-based compensation, product development efforts related to the Proteograph Product Suite, and expenses associated with build-out of expansion facilities.

Net loss was $24.0 million for the first quarter of 2023, as compared to $23.6 million for the corresponding prior year period.

Cash, cash equivalents and investments were $410.5 million as of March 31, 2023.

2023 Guidance
Seer continues to expect full year 2023 revenue to be in the range of $23 million to $25 million, representing growth of 48% - 61% over full year 2022.

Webcast Information
Seer will host a conference call to discuss the first quarter 2023 financial results on Tuesday, May 9, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer
Seer™ is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph™ Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect the Company’s current views with respect to certain current and future events and financial performance. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding the Company’s outlook for fiscal year 2023. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC, and other documents the Company subsequently files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Carrie Mendivil
investor@seer.bio

Media Contact:
Karen Possemato
pr@seer.bio

Seer, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product	$ 2,343	$ 2,149
Service	69	79
Related party	1,306	1,070
Grant and other	335	14
Total revenue	4,053	3,312
Cost of revenue:
Product	1,436	1,660
Service	7	14
Related party	478	394
Grant and other	64	—
Total cost of revenue	1,985	2,068
Gross profit	2,068	1,244
Operating expenses:
Research and development	14,474	10,732
Selling, general and administrative	15,039	14,298
Total operating expenses	29,513	25,030
Loss from operations	(27,445)	(23,786)
Other income (expense):
Interest income	3,717	144
Other expense	(231)	(4)
Total other income	3,486	140
Net loss	$ (23,959)	$ (23,646)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	1,158	(1,691)
Comprehensive loss	$ (22,801)	$ (25,337)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.38)	$ (0.38)
Weighted-average common shares outstanding, basic and diluted	63,543,094	62,003,504

Seer, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 48,386	$ 53,208
Short-term investments	303,708	368,031
Accounts receivable, net	4,735	4,315
Related party receivables	1,383	1,804
Other receivables	1,065	899
Inventory	3,718	4,627
Prepaid expenses and other current assets	4,380	2,098
Total current assets	367,375	434,982
Long-term investments	58,416	5,157
Operating lease right-of-use assets	26,944	27,003
Property and equipment, net	18,675	19,408
Restricted cash	524	524
Other assets	853	855
Total assets	$ 472,787	$ 487,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 1,956	$ 2,104
Accrued expenses	7,175	8,298
Deferred revenue	263	133
Operating lease liabilities, current	2,188	1,842
Other current liabilities	172	207
Total current liabilities	11,754	12,584
Operating lease liabilities, net of current portion	27,684	28,032
Other noncurrent liabilities	360	320
Total liabilities	39,798	40,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of March 31, 2023 and December 31, 2022; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 59,694,350 and 59,366,077 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 4,044,969 and 4,044,969 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	676,536	667,739
Accumulated other comprehensive loss	(93)	(1,251)
Accumulated deficit	(243,455)	(219,496)
Total stockholders’ equity	432,989	446,993
Total liabilities and stockholders’ equity	$ 472,787	$ 487,929